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                                                                   EXHIBIT 23.5

           CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


    As independent oil and gas consultants, Netherland, Sewell & Associates, Inc., hereby consents to the use of our reserve report as of January 1, 2001 and to all references to our firm included in or made part of the Mission Resources Corporation's Form S-4 to be filed with the Securities and Exchange Commission on or about July 26, 2001.




                                      NETHERLAND, SEWELL & ASSOCIATES, INC.

                                      By: /s/ DANNY D. SIMMONS
                                          ____________________________
                                                Danny D. Simmons
                                              Senior Vice-President

Houston, Texas
July 26, 2001